PROMISSORY NOTE

$240,000.00

FOR VALUE RECEIVED the undersigned, **Immunoclin Corporation**, a Nevada Corporation, with place of business at 9107 Wilshire Blvd, Suite 450, Beverly Hills, CA 90210 (the "**Debtor**"), does hereby PROMISE TO PAY to **Intrinsic Capital Corp.**, a Nevada corporation (the "**Lender**"), in lawful money of the United States, the sum of **Two Hundred Forty Thousand dollars and 00/100 cents ($240,000.00)** (the "**Principal Amount**"), with no interest accruing or payable, unless default or judgment, as follows:

The sum of **Two Hundred Forty Thousand dollars and 00/100 cents ($240,000.00)** due and payable on June 20, 2015.

THE DEBTOR, while not in default hereunder, shall be entitled to repay the whole or any portion of the Principal Amount, to the Lender any time, without notice or penalty. All such payments shall be applied firstly to the principal amount owing.

UPON DEFAULT of any provisions of this Promissory Note, the Lender will provide the undersigned with fifteen (15) days written notice to remedy the default and if the default is not so remedied, the entire unpaid Principal Amount and all accrued and unpaid interest shall immediately be due and payable.

THE DEBTOR further acknowledges and agrees to pay the Lender for any costs the Lender incurs in relation to the collection of this Promissory Note, including but not limited to, reasonable solicitor's fees.

THE DEBTOR hereby waives presentment for payment, notice of dishonour, notice of non-payment, protest, notice of protest, bringing of suit and diligence in taking any action.

THIS PROMISSORY NOTE and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

DATED at Beverly Hills, CA, as of the 20th day of June, 2014.

ON BEHALF OF IMMUNOCLIN CORPORATION

Dorothy Bray

Dorothy Bray, CEO/President and Director